Exhibit 10.2

AMENDMENT NO. 1 to the
2015 LONG-TERM INCENTIVE PLAN
of
Wheeler Real Estate Investment Trust, Inc.

August 17, 2023

This Amendment No. 1 (this “Amendment”) to the 2015 Long-Term Incentive Plan (the “Plan”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”) is hereby adopted by the Board of Directors of the Company (the “Board”), effective as of the date first referenced above.

WHEREAS, the Plan was adopted for and on behalf of the Company by the Board on April 1, 2015 and approved by the stockholders of the Company on June 4, 2015; and

WHEREAS, as of the date first set forth above, the Company has effectuated a one-for-ten reverse stock split (the “Reverse Split”) of the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, pursuant to Section 14 of the Plan, in the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards (as defined in the Plan) to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted; and

WHEREAS, the Board wishes to amend the Plan to reflect the Reverse Split.

NOW, THEREFORE, BE IT RESOLVED,

1.	Section 4 of the Plan is hereby amended to change the total number of shares of Common Stock reserved for issuance under the Plan from 1,000,000 to 100,000.

2.	Sections 6(a), 7(a), 8(a) and 9(a) of the Plan are hereby amended to change the number of shares of Common Stock referenced in each respective Section from 200,000 to 20,000.

3.	Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.

4.	This Amendment shall be governed by the laws of Maryland, without reference to principles of conflict of law.

5.	If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.